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SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MARCH 26, 2002
(TO PROSPECTUS DATED MARCH 25, 2002)


                                  $344,929,000
                                  (APPROXIMATE)


                                INDYMAC MBS, INC.
                                    DEPOSITOR


                                 [INDYMAC LOGO]
                           SELLER AND MASTER SERVICER


                 RESIDENTIAL ASSET SECURITIZATION TRUST 2002-A3
                                     ISSUER

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C

                                 --------------


         The Prospectus Supplement dated March 26, 2002 to the Prospectus dated March 25, 2002 with respect to the above captioned series of certificates is hereby amended as follows:

1. The following is added as the final sentence of the Section entitled "Summary--Credit Enhancement--Mortgage Insurance" on Page S-5:

         "The maximum amount of coverage available under the mortgage insurance policy will be equal to 3.5% of the aggregate principal balance, as of the related cut-off date, of the covered mortgage loans, including subsequent mortgage loans which are covered mortgage loans. As of the closing date, the maximum amount of coverage is equal to $8,855,086."

2. The following language is inserted after the eighth sentence in the first paragraph of the Section entitled "Mortgage Pool--Mortgage Insurance Policy" on Page S-27:

         "The maximum amount of coverage available under the PMI Policy will be equal to 3.5% of the aggregate principal balance, as of the related Cut-off Date, of the Covered Mortgage Loans, including Subsequent Mortgage Loans which are Covered Mortgage Loans. As of the Closing Date, the maximum amount of coverage is equal to $8,855,086."

         [CSFB LOGO]                                      [LEHMAN BROTHERS LOGO]



                                 April 19, 2002